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                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                         _______________________

                                 FORM 8-K

                              CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



           October 15, 1996                   September 23, 1996
           ____________________________________________________
                                             (Date of earliest
                                              event reported)



                    PUGET SOUND POWER & LIGHT COMPANY
           (Exact name of registrant as specified in its charter)


           Washington            1-4393            91-0374630
           (State or other       (Commission       (I.R.S. Employer
           jurisdiction of       File Number)      Identification
           incorporation)                          Number)



           411 108th Avenue N.E., Bellevue, Washington 98004-5515
            (Address of principal executive offices, zip code)


           Registrant's telephone number, including area code:
                                206/454-6363



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ITEM 5   OTHER EVENTS

Puget Sound Power & Light Company and Washington Energy Company view as "a substantial step forward" a recent state regulatory staff conclusion that a merger of the two companies would be in the public interest and produce real benefits for customers. However, they find the proposed conditions attached by staff to be unacceptable.

The reaction, issued by Puget Power President and CEO Richard R. Sonstelie and Washington Energy Chairman, CEO and President William P. Vititoe, was a response to a filing submitted Monday, September 23, 1996, by the staff of the Washington Utilities and Transportation Commission.

As one step in the regulatory review process, the staff filing is a recommendation only. The Utilities and Transportation Commissioners may accept, modify, or entirely reject it.

The companies detailed their differences with the staff's position and responded to the filings of other intervenors in a rebuttal filing submitted October 11, 1996. Final briefs from all parties are due by December 6, 1996. No specific date has been set for the Commission to render its decision, but it could be issued by the end of December 1996.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PUGET SOUND POWER & LIGHT COMPANY


Date:  October 15, 1996            By        James W. Eldredge
                                      _______________________________
                                             James W. Eldredge
                                    Corporate Secretary and Controller

                                    (Chief Accounting Officer and Officer
                                    duly authorized to sign this report
                                    on behalf of the registrant)